UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2005

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860-644-1551)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement

On October 31, 2005, Gerber Scientific, Inc. (the "Company") completed a refinancing of its senior credit facilities. On the same date, the Company entered into a Credit Agreement (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Sovereign Bank, the Export-Import Bank of the United States, and Citizens Bank of Massachusetts ("Citizens") as administrative agent, collateral agent, and security trustee. The Credit Agreement provides for a $57.7 million senior secured credit facility (the "Credit Facility"), which comprises (1) a $50.0 million asset-based revolving line of credit that includes a $13.0 million working capital loan guarantee from the Export-Import Bank of the United States, (2) a $6.5 million standby letter of credit, and (3) a $1.2 million term loan. At closing, the Company borrowed approximately $42.4 million under the credit facility. The Company used $40.4 million of such borrowings to repay all amounts under the Company's former senior secured credit facilities (which were terminated), $0.5 million to pay financing costs, and $1.5 million for working capital.

All amounts outstanding under the Credit Facility will be payable on the maturity date of October 31, 2008. Borrowings under the Credit Facility accrue interest, payable quarterly, at an annual rate equal to the specified London Interbank Offered Rate ("LIBOR") plus a specified margin or the designated prime rate.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The Company is subject to financial covenants under the Credit Agreement which are generally less restrictive and afford the Company greater operational flexibility than the covenants in the Company's terminated senior secured credit facilities. The Company is required, as of the end of each fiscal quarter, to maintain financial ratios, which include a minimum debt service coverage ratio and a maximum ratio of total liabilities to total tangible capital base.

The Credit Facility obligations are secured by first priority liens on, and security interests in, selected assets of the Company and its subsidiaries in the United Kingdom and Canada, including inventory, accounts receivable, and real estate and leasehold improvements. The Credit Facility obligations are also secured by the capital stock of the Company and its subsidiaries in the United Kingdom and Canada.

Citizens was a lender to the Company under a credit agreement that was replaced on May 9, 2003.

On November 1, 2005, the Company issued a news release announcing the completion of the refinancing of its former senior secured credit facilities. A copy of the news release is filed as Exhibit 99.1 to this report and is incorporated in this Item 1.01 by reference in its entirety.

The information set forth under Items 1.02 and 2.03 of this report and the Credit Agreement filed as Exhibit 10.1 to this report are incorporated in this Item 1.01 by reference in their entirety.

Item 1.02      Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this report is incorporated in this Item 1.02 by reference in its entirety.

The Company used borrowings under the credit facility described in Item 1.01 under this report to repay in full all amounts outstanding under (1) the Credit and Security Agreement dated as of May 9, 2003, as amended, among Gerber Scientific, Inc., Gerber Scientific International, Inc., and Gerber Coburn Optical, Inc., as joint and several borrowers, the guarantors named therein, the lenders party thereto from time to time, and Fleet Capital Corporation, as administrative agent, collateral agent and fronting lender, and Fleet National Bank, as issuing bank with Fleet Securities, Inc. as lead arranger (the "Revolver") and (2) the Financing Agreement dated May 9, 2003, by and among Gerber Scientific, Inc., certain of its subsidiaries, and Ableco Finance LLC, a Delaware limited liability company, as agent for the Lenders (the "Term Loans"). Upon the Company's repayment in full of all amounts outstanding under these senior secured credit facilities, the facilities and all security arrangements and related rights thereunder were terminated. As of the Closing Date, borrowings under the Revolver in an aggregate principal amount of $30.4 million and borrowings under the Term Loans in an aggregate principal amount of $9.5 million were outstanding and accrued interest at annual rates of 8.25% and 12.75%, respectively. The senior secured credit facilities had a maturity date of May 9, 2007. The lenders under the senior secured credit facilities were granted security interests in selected assets of the Company and its subsidiaries including certain real estate and leasehold interests in the United States and elsewhere; inventory and accounts receivable in the United States, Canada, United Kingdom, Germany, and the Netherlands; intangible assets; intellectual property; and other assets. Borrowings under these arrangements were also secured by the capital stock of the Company's subsidiaries.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-
                      Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated in this Item 2.03 by reference in its entirety.

Pursuant to the Credit Agreement, the Company and certain of its wholly owned subsidiaries are obligated, as borrowers, under up to a maximum of $51.2 million principal amount of senior secured indebtedness outstanding at any one time under the Credit Facility. The payment of all outstanding principal, interest and other amounts owing under the Credit Agreement may be declared immediately due and payable upon the occurrence of an event of default. The Credit Agreement contains customary events of default, including failure by the borrowers to make payment when due, failure by the borrowers to comply with specified covenants, conditions or agreements, and specified events of bankruptcy, insolvency, or similar events affecting the borrowers.

Item 9.01      Financial Statements and Exhibits.

              (c) The Company hereby files the following exhibits:

Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated October 31, 2005, among the Company, certain subsidiaries of the Company, Sovereign Bank, the Export-Import Bank of the United States, and Citizens Bank of Massachusetts, as administrative agent, collateral agent, and security trustee.

99.1	News release, dated November 1, 2005, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	November 4, 2005	By:	/s/ Jay Zager
Jay Zager Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as Principal Financial Officer)